Sub-Item 77I:  Terms of new or amended securities

Effective April 3, 2017, Aquila Three Peaks High Income Fund, a series of the Registrant, commenced offering Class F and Class T shares. Class
F and Class T shares were created as a result of the Department of Labor's impending Fiduciary Duty Rule. Documents relating to the organization of Class F and Class T shares are incorporated by reference to Sub-Item
77Q1.

Effective April 3, 2017, Aquila Three Peaks Opportunity Growth Fund, a series of the Registrant, commenced offering Class F and Class T shares. Class F and Class T shares were created as a result of the Department of Labor's impending Fiduciary Duty Rule. Documents relating to the organization of Class F and Class T shares are incorporated by reference to Sub-Item 77Q1.

The terms of Class F and T shares are described in Post-Effective Amendment No. 45 to the Registrant's registration statement on Form N-1A, filed with the Securities and Exchange Commission on March 31, 2017 (Accession No. 0000707800-17-000052)




Sub Item 77 Q1(a): Copies of Material Amendments to the Registrant's Charter or Bylaws.

Schedule B to the Amended and Restated Declaration of Trust of the Registrant dated as of October 11, 2013 is incorporated herein by reference to Exhibit (a)(ii) to Post-Effective Amendment No. 45 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on March 31, 2017 (Accession No.
0000707800-17-000052).

Sub Item 77 Q1(d): Copies of All Constituent Instruments Defining the Rights of the Holders of Any New Class of Securities and of Any Amendments to Constituent Instruments Referred to in Answer to sub-item 77I:

Class F and Class T shares of Aquila Three Peaks High Income Fund were established in connection with the Department of Labor's impending Fiduciary Duty Rule. The Distribution Plan is incorporated herein by reference to Exhibit (m)(i) to Post-Effective Amendment No. 45 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on March 31, 2017 (Accession No. 0000707800-17-000052).

Class F and Class T shares of Aquila Three Peaks Opportunity Growth Fund were established in connection with the Department of Labor's impending Fiduciary Duty Rule. The Distribution Plan is incorporated herein by reference to Exhibit (m)(iii) to Post-Effective Amendment No. 45 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on March 31, 2017 (Accession No. 0000707800-17-000052).

Class F and Class T shares of Aquila Three Peaks High Income Fund were established in connection with the Department of Labor's impending Fiduciary Duty Rule. The Plan pursuant to Rule 18F-3 under the Investment Company Act of 1940 is incorporated herein by reference to Exhibit (n)(i) to Post-Effective Amendment No. 45 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on March 31, 2017 (Accession No. 0000707800-17-000052).

Class F and Class T shares of Aquila Three Peaks Opportunity Growth Fund were established in connection with the Department of Labor's impending Fiduciary Duty Rule. The Plan pursuant to Rule 18F-3 under the Investment Company Act of 1940 is incorporated herein by reference to Exhibit (n)(ii) to Post-Effective Amendment No. 45 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on March 31, 2017 (Accession No. 0000707800-17-000052).